Exhibit 99.1

Supermicro Announces Second Quarter Fiscal 2020
Financial Results

SAN JOSE, Calif. -- February 6, 2020 (BUSINESS WIRE) -- Super Micro Computer, Inc. (Nasdaq: SMCI), a global leader in high-performance, high-efficiency server, storage technology and green computing, today announced financial results for its fiscal second quarter ended December 31, 2019.

Fiscal Second Quarter Highlights

•	Net sales of $870.9 million versus $799.8 million in the first quarter of fiscal year 2020 and $931.5 million in the same quarter of last year.

•	GAAP gross margin of 15.9% versus 16.4% in the first quarter of fiscal year 2020 and 13.7% in the same quarter of last year.

•	GAAP net income of $23.7 million versus $26.3 million in the first quarter of fiscal year 2020 and $18.2 million in the same quarter of last year.

•	GAAP fully diluted earnings per share of $0.46 versus $0.51 in the first quarter of fiscal year 2020 and $0.36 in the same quarter of last year.

•	Non-GAAP fully diluted earnings per share of $0.57 versus $0.68 in the first quarter of fiscal year 2020 and $0.66 in the same quarter of last year.

•	Cash flow from operations of $81.6 million and capital expenditures of $10.8 million.

Non-GAAP gross margin for the fiscal second quarter of 2020 was 15.9%, which excludes stock-based compensation expenses of $0.4 million. Non-GAAP fully diluted earnings per share was $0.57, which excludes stock-based compensation expenses of $5.0 million and consulting expenses related to regaining SEC compliance and other non-recurring expenses of $3.8 million less the related tax effects of both.

As of December 31, 2019, total cash, cash equivalents and short-term investments was $309.0 million and bank debt was $23.3 million.

“Over the last couple of years, Supermicro has been continuing our mission of becoming a strong global leader of server and storage solutions, especially the greenest and best TCO IT solutions. We have added many new product lines and dramatically increased our operational capacity worldwide. This quarter, our revenue exceeded the upper end of our original guidance which marks the beginning of our business reacceleration.” said Charles Liang, Chairman and Chief Executive Officer. “We are the only server and storage solution provider with more than half of our engineering, product development and final assembly based in the USA. Our engineering and R&D strengths allow us to quickly deliver the most advanced technology with the broadest range of server and storage products in our industry. We are very excited by our product solutions targeting Artificial Intelligence, 5G / Edge, and the evolving needs of the Enterprise, which offer our company a substantial growth opportunity in a $100B market.”

Third Quarter Fiscal 2020 Guidance

The Company expects net sales in a range of $770 million to $830 million for the third quarter of fiscal year 2020 ending March 31, 2020. The Company expects non-GAAP earnings per diluted share of approximately $0.35 to $0.55 for the third quarter.

The Company expects to incur additional charges of $35 million to $40 million, which will be one-time in nature, in the third or fourth fiscal quarter of 2020. These one-time charges will address residual clean-up matters from our extended black-out period and have not been included in the above guidance.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, the guidance for the Company’s third quarter of fiscal year 2020, which ends March 31, 2020. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) our quarterly operating results may fluctuate, which could cause rapid declines in our stock price, (ii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iii) if we fail to meet publicly announced financial guidance or other expectations about our business, our stock could decline in value, (iv) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (v) adverse economic conditions may harm our business. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly our Annual Report on Form 10-K for our fiscal year ended June 30, 2019.

It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin and fully diluted earnings per share discussed in this press release exclude as applicable stock-based compensation expenses, consulting expenses related to regaining SEC compliance and other non-recurring expenses described above, and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, the reconciliation between the Company's GAAP gross margin and non-GAAP gross margin is stock-based compensation of $0.4 million and the reconciliation between the Company’s GAAP fully diluted earnings per share and non-GAAP fully diluted earnings per share is stock-based compensation of $5.0 million, and consulting expenses related to regaining SEC compliance and other non-recurring expenses of $3.8 million less related tax effect of $2.0 million. Refer to the associated tables below for further information.

About Super Micro Computer, Inc.

Supermicro (Nasdaq: SMCI), the leading innovator in high-performance, high-efficiency server technology is a premier provider of advanced Server Building Block Solutions® for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro is committed to protecting the environment through its “We Keep IT Green®” initiative and provides customers with the most energy-efficient, environmentally-friendly solutions available on the market.

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names and trademarks are the property of their respective owners.

Investor Relations Contacts
Perry G. Hayes, SVP, Investor Relations
(408) 895-6570

James Kisner, Investor Relations
(669) 284-1259
email: ir@supermicro.com

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (unaudited)

	December 31,	June 30,
	2019	2019
ASSETS
Current assets:
Cash and cash equivalents	$309,038	$248,164
Accounts receivable, net of allowances	360,172	393,624
Inventories	704,430	670,188
Prepaid expenses and other current assets	147,055	109,795
Total current assets	1,520,695	1,421,771
Investment in equity investee	1,060	1,701
Property, plant and equipment, net	220,551	207,337
Deferred income taxes, net	42,015	41,126
Other assets	22,718	10,659
Total assets	$1,807,039	$1,682,594
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$392,537	$360,470
Accrued liabilities	137,365	114,678
Income taxes payable	3,529	13,021
Short-term debt	23,250	23,647
Deferred revenue	115,059	94,153
Total current liabilities	671,740	605,969
Deferred revenue, non-current	100,553	109,266
Other long-term liabilities	33,193	26,183
Total liabilities	805,486	741,418
Stockholders’ equity:

Common stock and additional paid-in capital, $0.001 par value
Authorized shares: 100,000,000
Issued shares: 51,923,260 and 51,289,413 at December 31, 2019 and June 30, 2019, respectively	360,060	349,683
Treasury stock (at cost), 1,333,125 shares at December 31, 2019 and June 30, 2019, respectively	(20,491)	(20,491)
Accumulated other comprehensive loss	(135)	(80)
Retained earnings	661,954	611,903
Total Super Micro Computer, Inc. stockholders’ equity	1,001,388	941,015
Noncontrolling interest	165	161
Total stockholders’ equity	1,001,553	941,176
Total liabilities and stockholders’ equity	$1,807,039	$1,682,594

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
 (unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Net sales	$870,943	$931,509	$1,670,747	$1,902,627
Cost of sales	732,539	803,587	1,401,414	1,651,466
Gross profit	138,404	127,922	269,333	251,161
Operating expenses:
Research and development	55,572	45,924	105,144	88,918
Sales and marketing	21,977	19,677	42,171	37,969
General and administrative	33,040	36,580	61,338	70,040
Total operating expenses	110,589	102,181	208,653	196,927
Income from operations	27,815	25,741	60,680	54,234
Other (expense) income, net	(416)	624	1,173	793
Interest expense	(560)	(1,831)	(1,112)	(4,209)
Income before income tax provision	26,839	24,534	60,741	50,818
Income tax provision	(2,113)	(4,520)	(10,681)	(10,043)
Share of loss from equity investee, net of taxes	(1,020)	(1,794)	(9)	(3,213)
Net income	$23,706	$18,220	$50,051	$37,562
Net income per common share:
Basic	$0.47	$0.37	$1.00	$0.75
Diluted	$0.46	$0.36	$0.97	$0.73
Weighted-average shares used in calculation of net income per common share:
Basic	50,181	49,844	50,129	49,774
Diluted	52,009	50,810	51,758	51,508

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Cost of sales	$384	$428	$779	$866
Research and development	3,126	3,212	6,256	6,708
Sales and marketing	423	436	859	941
General and administrative	1,031	1,171	2,124	2,606
Stock-based compensation expense before taxes	$4,964	$5,247	$10,018	$11,121

SUPER MICRO COMPUTER, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
 (unaudited)

	Six Months Ended December 31,
	2019	2018
Net cash provided by operating activities	$87,153	$81,102
Net cash used in investing activities	(23,339)	(9,306)
Net cash used in financing activities	(2,076)	(69,324)
Effect of exchange rate fluctuations on cash	175	(101)
Net increase in cash, cash equivalents and restricted cash	61,913	2,371
Cash, cash equivalents and restricted cash at the beginning of the period	262,140	120,382
Cash, cash equivalents and restricted cash at the end of the period	$324,053	$122,753

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except share and per share amounts)
 (unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
GAAP GROSS PROFIT	$138,404	$127,922	$269,333	$251,161
Add back stock-based compensation	384	428	779	866
Non-GAAP GROSS PROFIT	$138,788	$128,350	$270,112	$252,027

GAAP GROSS MARGIN	15.9%	13.7%	16.1%	13.2%
Add back stock-based compensation	0.0%	0.1%	0.1%	0.0%
Non-GAAP GROSS MARGIN	15.9%	13.8%	16.2%	13.2%

GAAP INCOME FROM OPERATIONS	$27,815	$25,741	$60,680	$54,234
Add back stock-based compensation	4,964	5,247	10,018	11,121
Add back consulting and other non-recurring expenses	3,759	16,395	11,417	32,410
Non-GAAP INCOME FROM OPERATIONS	$36,538	$47,383	$82,115	$97,765

GAAP NET INCOME	$23,706	$18,220	$50,051	$37,562
Add back stock-based compensation	4,964	5,247	10,018	11,121
Add back consulting and other non-recurring expenses	3,759	16,395	11,417	32,410
Less adjustments to tax provision	(2,007)	(5,120)	(5,058)	(10,299)
Non-GAAP NET INCOME	$30,422	$34,742	$66,428	$70,794

GAAP NET INCOME PER COMMON SHARE – BASIC	$0.47	$0.37	$1.00	$0.75
Add back stock-based compensation, consulting, and adjustments to tax provision	0.14	0.33	0.33	0.67
Non-GAAP NET INCOME PER COMMON SHARE – BASIC	$0.61	$0.70	$1.33	$1.42

GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.46	$0.36	$0.97	$0.73
Add back stock-based compensation, consulting, and adjustments to tax provision	0.11	0.30	0.28	0.61
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.57	$0.66	$1.25	$1.34

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE

BASIC – GAAP	50,181	49,844	50,129	49,774
BASIC - Non-GAAP	50,181	49,844	50,129	49,774

DILUTED – GAAP	52,009	50,810	51,758	51,508
DILUTED - Non-GAAP	53,572	52,398	53,350	53,002